QUARTERLY SUMMARY
 (unaudited)

FINANCIAL DATA                                         TOTAL                               Total                             Total
                              FOR THE QUARTER ENDED     YEAR     For the Quarter Ended      Year    For the Quarter Ended     Year
                              MAR   JUNE   SEPT   DEC           Mar   June   Sept    Dec           Mar   June   Sept   Dec
($ millions except             31     30     30    31            31     30     30     31            31     30     30     31
per share amounts)           2001   2001   2001  2001   2001   2000   2000   2000   2000    2000  1999   1999   1999   1999   1999
REVENUES                    1 001  1 098  1 013   883   3 995   779    820    862    927   3 388   469    564    639    715  2 387
-----------------------------------------------------------------------------------------------------------------------------------
NET EARNINGS (LOSS)
Oil Sands                     69    108     69     37    283     90     81     76     68    315     17     34     43     73    167
Natural Gas                   53     39     13     12    117      8     16     43     31     98      3     13     20      5     41
Sunoco                        23     45     12     --     80     19     20     19     23     81      5      3     12      7     27
Corporate and eliminations   (20)   (28)   (21)   (23)   (92)   (12)    (6)   (88)   (11)  (117)   (14)   (17)    (5)   (13)   (49)
-----------------------------------------------------------------------------------------------------------------------------------
                             125    164     73     26    388    105    111     50    111    377     11     33     70     72    186
===================================================================================================================================
PER COMMON SHARE
 - net earnings
   attributable to
   common shareholders
 - basic                    0.53   0.71   0.30   0.09   1.63   0.45   0.47   0.19   0.47   1.58   0.04   0.12   0.29   0.29   0.74
 - diluted                  0.52   0.70   0.30   0.09   1.61   0.44   0.46   0.20   0.47   1.57   0.04   0.12   0.29   0.28   0.73
-----------------------------------------------------------------------------------------------------------------------------------
 - cash dividends          0.085  0.085  0.085  0.085   0.34  0.085  0.085  0.085   0.085 00.34  0.085  0.085  0.085  0.085   0.34
===================================================================================================================================
CASH FLOW PROVIDED FROM
 (USED IN) OPERATIONS
Oil Sands                    140    117    139     90    486    199    181    156    119    655     53     90    104    158    405
Natural Gas                  127     76     42     35    280     48     42     64     84    238     42     43     39     48    172
Sunoco                        50     67     30     18    165     46     38     49     41    174     23     17     37     26    103
Corporate and eliminations   (42)   (14)   (34)   (10)  (100)   (24)   (17)   (40)   (28)  (109)   (25)   (21)   (33)   (10)   (89)
-----------------------------------------------------------------------------------------------------------------------------------
                             275    246    177    133    831    269    244    229    216    958     93    129    147    222    591
===================================================================================================================================

OPERATING DATA                                           TOTAL                              Total                              Total
                               FOR THE QUARTER ENDED      YEAR     For the Quarter Ended     Year     For the Quarter Ended     Year
                               MAR   JUNE   SEPT    DEC           Mar   June   Sept    Dec           Mar   June   Sept    Dec
($ millions except              31     30     30     31            31     30     30     31            31     30     30     31
per share amounts)            2001   2001   2001   2001   2001   2000   2000   2000   2000   2000   1999   1999   1999   1999   1999

OIL SANDS
PRODUCTION (a)               113.4  109.7  116.5  153.0  123.2  114.8  116.7  114.2  110.0  113.9   95.5  112.0  101.5  113.2  105.6
SALES (a)
- light sweet crude oil       53.0   55.0   54.2   62.4   56.2   67.7   64.3   61.4   64.0   64.3   54.6   41.3   52.1   62.8   52.7
- diesel                      13.5   15.2   15.0   15.3   14.8    8.7    8.6    8.9   11.0    9.3    7.9    6.8    8.4    9.5    8.2
- light sour crude oil        31.4   31.5   40.6   64.3   42.0   39.1   41.7   35.6   27.5   35.8   27.3   47.9   40.6   35.1   37.5
- bitumen                      8.6   13.0    8.0    4.3    8.5    2.4    3.5    7.0   11.0    6.2    1.5    6.9    6.9    --     3.8
------------------------------------------------------------------------------------------------------------------------------------
                             106.5  114.7  117.8  146.3  121.5  117.9  118.1  112.9  113.5  115.6   91.3  102.9  108.0  107.4  102.2
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE SALES PRICE (b)
- light sweet crude oil      36.09  36.05  35.20  30.22  34.17  34.35  33.54  36.21  37.22  35.31  20.55  24.47  27.23  30.81  26.06
- other (diesel, light
  sour crude oil and         25.66  27.12  28.21  20.12  24.86  28.46  28.22  27.84  23.71  27.09  19.18  19.60  21.45  25.91  21.48
  bitumen)
- total                      30.84  31.40  31.43  24.43  29.17  31.84  31.12  32.39  31.33  31.67  20.00  21.57  24.24  28.77  23.84
- total*                     38.17  38.35  37.37  25.65  34.21  39.19  39.40  43.41  43.27  41.29  18.52  22.29  27.56  33.72  25.89
Cash operating costs (1)(c)  15.40  17.00  18.25  17.45  17.00  11.10  12.20  14.50  16.40  13.55  12.55  10.90  12.35  11.15  11.70
Total operating costs (2)(c) 18.60  19.65  20.95  19.40  19.60  15.50  16.60  18.55  19.50  17.25  15.60  14.30  15.30  15.10  15.05
====================================================================================================================================

OPERATING DATA (CONTINUED)                               TOTAL                              Total                              Total
                                FOR THE QUARTER ENDED     YEAR     For the Quarter Ended     Year      For the Quarter Ended    Year
                               MAR   JUNE   SEPT    DEC          Mar    June   Sept    Dec           Mar   June   Sept    Dec
($ millions except              31     30     30     31           31      30     30     31            31     30     30     31
per share amounts)            2001   2001   2001   2001   2001  2000    2000   2000   2000   2000   1999   1999   1999   1999   1999
NATURAL GAS
GROSS PRODUCTION**
Conventional
 - natural gas (d)             177    177    176    180    177    222    195    200    183    200    229    225    231    219    226
 - natural gas liquids (a)     2.3    2.3    2.4    2.4    2.4    3.5    3.1    2.8    2.5    3.0    4.7    4.1    4.1    4.0    4.2
 - crude oil (a)***            1.7    1.5    1.5    1.3    1.5    8.1    3.5    3.6    1.6    4.2   10.8    9.7    8.4    7.9    9.2
 - total (e)                  33.5   33.3   33.2   33.7   33.4   48.6   39.1   39.7   34.6   40.5   53.7   51.3   51.0   48.4   51.1
AVERAGE SALES PRICE
 - natural gas (f)           10.73   6.78   3.90   3.10   6.09   2.96   3.70   4.63   8.02   4.72   2.18   2.15   2.48   2.96   2.44
 - natural gas (f)*          10.81   6.82   3.90   3.09   6.12   2.97   3.70   4.62   8.05   4.73   2.10   2.17   2.58   3.11   2.48
 - natural gas liquids (b)   45.07  39.62  30.26  23.47  34.38  33.16  32.80  39.56  43.00  36.66  11.88  16.70  22.81  27.12  19.32
 - crude oil -
   conventional (b)          37.35  36.75  33.17  27.17  33.92  26.30  30.04  33.09  36.01  29.50  18.48  20.48  20.55  25.21  20.94
 - crude oil -
   conventional (b)*         42.12  42.30  37.86  28.60  38.14  38.23  38.65  42.31  44.35  39.80  16.28  21.89  28.01  32.72  24.01
SUNOCO
Refined product
 sales (g)****                14.9   15.3   15.1   14.0   14.8   14.3   15.1   14.0   15.2   14.6   13.1   14.1   13.9   14.2   13.8
Natural gas sales (d)           92    102     95     92     95     84     78     74     95     83     93     86     87     90     89
Margins - refining (3) (h)     6.2    8.1    4.3    3.7    5.7    5.4    6.3    6.1    5.8    5.9    3.4    3.3    4.8    4.3    4.0
 - retail (4) (h)              6.1    7.6    5.9    6.9    6.6    6.8    6.4    6.4    7.0    6.6    7.9    7.6    6.9    7.2    7.4
Utilization of refining
 capacity (%)                   88     98     99     83     92    102     99     96     95     98     97     93    100     92     95
====================================================================================================================================

*    Excludes the impact of hedging activities.

** Currently all Natural Gas production is located in the Western Canada Sedimentary Basin.

*** Before deducting 2001 Alberta Crown royalty of 0.2 thousand barrels per day (2000 - 0.5 thousand barrels per day; 1999 - 0.9 thousand barrels per day).

**** Excludes sales through joint venture interests.

Definitions
(1) Cash operating costs  - operating, selling and general expenses, taxes other than income taxes, and overburden cash expenditures for the period.
(2) Total operating costs - cash and non-cash operating costs (total Oil Sands expenses less purchases of crude oil and products and royalties in Schedules of Segmented Data on page 52 and 53).
(3) Refining margin       - average wholesale unit price from all products minus
                            average unit cost of crude oil.
(4) Retail margin         - average street price of Sunoco-branded retail
                            gasoline minus refining gasoline price.

(a) thousands of barrels per day  (d) millions of cubic feet per day  (g) thousands of cubic metres per day
(b) dollars per barrel            (e) BOE (6:1 basis) per day         (h) cents per litre
(c) dollars per barrel sold       (f) dollars per thousand cubic feet
    rounded to the nearest $0.05

Metric conversion
Crude oil, refined products, etc.   1m(3) (cubic metre) = approx. 6.29 barrels
Natural gas                         1m(3) (cubic metre) = approx. 35.49 cubic feet